Exhibit 99.1

Press Release For Immediate Release	Contact: David A. Brager Chief Executive Officer (909) 980-4030

Citizens Business Bank Hires President

Ontario, CA, April 12, 2021 – CVB Financial Corp. (“CVBF”), the holding company for Citizens Business Bank (“CBB”), is pleased to announce the appointment of Brian T. Mauntel as the President of CBB, effective April 26, 2021. In his new position, Mr. Mauntel will be responsible for overseeing the Bank’s 57 business financial centers, specialty lending groups including Dairy & Livestock and Agribusiness, sales support groups, and our wealth management division, CitizensTrust.

“After an extensive search, we are pleased to have found and hired a President with deep leadership experience in financial services and business banking,” said David A. Brager, CVBF’s and CBB’s Chief Executive Officer. “He will be overseeing an accomplished sales leadership team who are responsible for all customer facing business units. I’m confident that Brian’s broad experience and understanding of financial services and business banking will enable us to put even more emphasis on organically and prudently growing our strong deposit, lending and investment franchises.”

Mr. Mauntel has over 29 years of banking experience focused on commercial and business lending and business operations, serving 23 years with Fifth Third Bank, including overseeing and building out a national business banking platform. Mr. Mauntel was most recently with Heartland Bank in Ohio as its President and Chief Operating Officer. Mr. Mauntel received his Bachelor of Science in Business Administration, Finance, and Master of Business Administration, Marketing, from Xavier University in Ohio.

“Citizens Business Bank has a long history of outstanding performance, and I am honored to be chosen as President for the organization named #1 on Forbes’ America’s Best Banks list for the past two years in a row,” said Mr. Mauntel. “I’m eager to contribute and help enhance this strong record of achievement going forward.”

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is one of the 10 largest bank holding companies headquartered in California with over $14 billion in total assets. Citizens Business Bank is consistently recognized as one of the top performing banks in the nation and offers a wide array of banking, lending and investing services through 57 banking centers and 3 trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County, and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF”. For investor information on CVBF, please visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.

Certain matters set forth herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations, growth projections, and our future financial position and operating results. Words such as “will likely result, “aims”, “anticipates”, “believes”, “could”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “seeks”, “should”, “will” and variations of these words and similar expressions help to identify these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, all the risk factors set forth in the Company’s public reports, including its Annual Report on Form 10-K for the year ended December 31, 2020, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.